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                                                                    EXHIBIT 11.1

ANCHOR GLASS CONTAINER CORPORATION
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE)

                                                                       PERIOD FROM
                                                                    FEBRUARY 5, TO 1997
                                                   YEAR ENDED               TO
                                                DECEMBER 31, 1998    DECEMBER 31, 1997
                                                -----------------    -----------------

Net loss applicable to common stock               $   (22,807)         $   (22,773)
Divided by:

Weighted average shares outstanding, plus           1,410,531            1,242,344
Weighted average warrants outstanding               3,044,935            1,958,804
                                                  -----------          -----------
                                                    4,455,466            3,201,148
                                                  -----------          -----------

Basic net loss per share                          $     (5.12)         $     (7.11)
                                                  ===========          ===========
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